                                                                    EXHIBIT 10.1

                          SECURITIES PURCHASE AGREEMENT


                  THIS SECURITIES PURCHASE AGREEMENT, dated as of April 2, 2004 (this "Agreement"), is entered into by and between MARKLAND TECHNOLOGIES, INC., a Florida corporation with headquarters located at #207, 54 Danbury Road, Ridgefield, CT 06877 (the "Company"), and each individual or entity named on a signature page hereto (as used herein, each such signatory is referred to as the "Buyer") (each agreement with a Buyer being deemed a separate and independent agreement between the Company and such Buyer, except that each Buyer acknowledges and consents to the rights granted to each other Buyer [each, an "Other Buyer"] under such agreement and the Transaction Agreements, as defined below, referred to therein).

                              W I T N E S S E T H:

                  WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, INTER alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act; and

                  WHEREAS, the Buyer desires to purchase and the Company desires to sell, upon the terms and conditions set forth in this Agreement, the number of shares specified on the Buyer's signature page of this Agreement (the "Purchased Shares") of the Company's Common Stock, $0.0001 par value ("Common Stock") in consideration for the payment by Purchaser to the Company of $0.60 per share (the "Per Share Purchase Price"), or the aggregate amount specified on the Buyer's signature page (the "Purchase Price"); and

                  WHEREAS, in connection with the Purchaser's purchase of the Purchased Shares, the Company will issue to the Purchaser the Warrants (as defined below), which Warrants may be exercised for the purchase of shares of Common Stock (the "Warrant Shares");

                  NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

                  a. PURCHASE OF SECURITIES. On the Closing Date (as defined below), the Company shall sell and deliver to the Buyer, and the Buyer agrees to purchase from the Company, the Purchased Shares and the Warrants (collectively, the "Purchased Securities") in consideration for the Purchase Price. The aggregate Purchase Price of all Buyers is $2,000,000 (the "Total Purchase Price").


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                  b. CERTAIN DEFINITIONS. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

                  "Affiliate" means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

                  "Bid Price" shall mean the 4:00 P.M. closing bid price of the Common Stock (in U.S. Dollars) on the Principal Trading Market on the relevant Trading Day(s), as reported by the Reporting Service.

                  "Buyer Control Person" means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Buyer pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act.

                  "Buyer's Allocable Share" means the fraction, of which the numerator is the Buyer's Purchase Price and the denominator is the Total Purchase Price.

                  "Certificates" means (i) the certificates representing the Purchased Shares and (ii) the relevant Warrants, each duly executed by the Company and issued on the Closing Date in the name of the Buyer.

                  "Closing Date" means the date of the closing of the purchase and sale of the Purchased Securities.

                  "Company Control Person" means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act (as defined below).

                  "Effective Date" means the date the Registration Statement covering the Registrable Securities is declared effective by the SEC.

                  "Escrow Agent" means the escrow agent identified in the Joint Escrow Instructions attached hereto as ANNEX II (the "Joint Escrow Instructions").

                  "Escrow Funds" means the Purchase Price delivered to the Escrow Agent as contemplated by Sections 1(c) and (d) hereof.

                  "Escrow Property" means the Escrow Funds and the Certificates delivered to the Escrow Agent as contemplated by Section 1(c) hereof.

                  "Finder" means West Hastings, Ltd.

                  "Holder" means the Person holding the relevant Securities at the relevant time.

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                  "Last Audited Date" means June 30, 2003.

                  "Majority in Interest of the Holders" means one or more Holders whose respective Purchase Prices aggregate more than fifty percent (50%) of the Total Purchase Price.

                  "Material Adverse Effect" means an event or combination of events, which individually or in the aggregate, would reasonably be expected to
(w) adversely affect the legality, validity or enforceability of the Securities or any of the Transaction Agreements, (x) have or result in a material adverse effect on the results of operations, assets, prospects, or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, (y) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Agreements or the transactions contemplated thereby, or (z) materially and adversely affect the value of the rights granted to the Buyer in the Transaction Agreements.

                  "New Common Stock" means shares of Common Stock and/or securities convertible into, and/or other rights exercisable for, the issuance of Common Stock, which are offered or sold in a New Transaction.

                  "New Investor" means the third party investor, purchaser or lender (howsoever denominated) in a New Transaction.

                  "New Transaction" means the offer or sale of New Common Stock in a capital raising or other financing transaction by or on behalf of the Company to a New Investor in a transaction offered or consummated after the date hereof; provided, however, that it is specifically understood that the term "New Transaction" does not include (1) the sale of the Purchased Shares to the Buyer and the Other Buyers, (2) the issuance of Common Stock upon the exercise or conversion of options, warrants or convertible securities outstanding on the date hereof or in connection with a put exercised by the Company pursuant to the terms of an equity line agreement in effect on the date hereof, and (3) the issuance of options or warrants hereafter granted to employees or consultants for compensatory purposes or the issuance of Common Stock upon the exercise of such options or warrants.

                  "Person" means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

                  "Principal Trading Market" means the Over the Counter Bulletin Board or such other market on which the Common Stock is principally traded at the relevant time, but shall not included the "pink sheets."

                  "Registrable Securities" shall have the meaning ascribed to it in the Registration Rights Agreement.

                  "Registration Rights Agreement" means the Registration Rights Agreement in the form annexed hereto as ANNEX IV as executed by the Buyer and the Company simultaneously with the execution of this Agreement.

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                  "Registration Statement" means an effective registration
statement covering the Registrable Securities.

                  "Reporting Service" means Bloomberg LP or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by a Majority in Interest of the Holders and reasonably acceptable to the Company.

                  "Securities" means the Purchased Shares, the Warrants and the Warrant Shares.

                  "Shares" means the shares of Common Stock representing any or all of the Purchased Shares and the Warrant Shares.

                  "State of Incorporation" means Florida.

                  "Trading Day" means any day during which the Principal Trading Market shall be open for business.

                  "Transaction Agreements" means the Securities Purchase Agreement, the Registration Rights Agreement, the Joint Escrow Instructions, and the Warrants, and includes all ancillary documents referred to in those agreements.

"Transfer Agent" means, at any time, the transfer agent for the Company's Common "Warrant Shares" means the shares of Common Stock issuable upon exercise of the


                  c. FORM OF PAYMENT; DELIVERY OF CERTIFICATES.

                  (i) The Buyer shall pay the Purchase Price by delivering immediately available good funds in United States Dollars to the Escrow Agent no later than the date prior to the Closing Date.

                  (ii) No later than the Closing Date, but in any event promptly following payment by the Buyer to the Escrow Agent of the Purchase Price, the Company shall deliver the Certificates to the Escrow Agent.

                  (iii) By signing this Agreement, each of the Buyer and the Company, subject to acceptance by the Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

                  d. METHOD OF PAYMENT. Payment into escrow of the relevant Purchase Price shall be made by wire transfer of funds to:


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                           Bank of New York
                           350 Fifth Avenue
                           New York, New York 10001

                           ABA# 021000018
                           For credit to the account of Krieger & Prager LLP Account No.: [To be provided to the Buyer by Krieger
                              & Prager LLP]
                           Re: Markland March 04 Transaction
                           For: [Name of Buyer]

                  2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

                  The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

                  a. Without limiting Buyer's right to sell the Securities pursuant to an effective registration statement or otherwise in compliance with the 1933 Act, the Buyer is purchasing the Securities for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

                  b. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and to evaluate the merits and risks of an investment in the Securities, and (iv) able to afford the entire loss of its investment in the Securities.

                  c. All subsequent offers and sales of the Securities by the Buyer shall be made pursuant to registration of the relevant Securities under the 1933 Act or pursuant to an exemption from registration.

                  d. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the 1933 Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

                  e. The Buyer and its advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and


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sale of the Purchased Shares and the Warrants which have been requested by the
Buyer, including those set forth on in any annex attached hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's filings on EDGAR listed on ANNEX VI hereto (the documents listed on such Annex VI, to the extent available on EDGAR or otherwise provided to the Buyer as indicated on said Annex VI, collectively, the "Company's SEC Documents").

                  f. The Buyer understands that its investment in the Securities involves a high degree of risk.

                  g. The Buyer hereby represents that, in connection with its purchase of the Securities, it has not relied on any statement or representation by the Company or the Finder or any of their respective officers, directors and employees or any of their respective attorneys or agents or the Finder, except as specifically set forth herein. The Finder is a third party beneficiary of this provision.

                  h. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

                  i. This Agreement and the other Transaction Agreements to which the Buyer is a party, and the transactions contemplated thereby, have been duly and validly authorized, executed and delivered on behalf of the Buyer and are valid and binding agreements of the Buyer enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

                  3. COMPANY REPRESENTATIONS, ETC. The Company represents and warrants to the Buyer as of the Closing Date that, except as otherwise provided in the ANNEX V or in the Company's SEC Documents:

                  a. RIGHTS OF OTHERS AFFECTING THE TRANSACTIONS. There are no preemptive rights of any shareholder of the Company, as such, to acquire the Purchased Shares, the Warrants or the Shares. No party other has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Transaction Agreements.

                  b. STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a Material Adverse Effect. The Company


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has registered its stock and is obligated to file reports pursuant to Section 12 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "1934 Act"). The Common Stock is quoted on the Principal Trading Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such quotation on the Principal Trading Market, and the Company has maintained all requirements on its part for the continuation of such quotation.

                  c. AUTHORIZED SHARES. The authorized capital stock of the Company consists of (i) 500,000,000 shares of Common Stock, $.0001 par value per share, of which approximately 10,631,851 shares are outstanding as of the date hereof, and (ii) 5,000,000 shares of Preferred Stock, $.0001 per share, of which, as of the date hereof, (x) there are 30,000 shares of Series A authorized, all of which are outstanding, (y) there are 8,000 shares of Series C authorized, of which 2,374 shares are outstanding, and (z) there are 40,000 shares of Series C authorized, of which 20,096 shares are outstanding. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares. As of the Closing Date, the Shares shall have been duly authorized by all necessary corporate action on the part of the Company, and, when issued on the Closing Date or upon exercise of the Warrants in accordance with their terms, will be duly and validly issued, fully paid and non-assessable and will not subject the Holder thereof to personal liability by reason of being such Holder.

                  d. TRANSACTION AGREEMENTS AND STOCK. This Agreement and each of the other Transaction Agreements, and the transactions contemplated thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Warrants and each of the other Transaction Agreements, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

                  e. NON-CONTRAVENTION. The execution and delivery of this Agreement and each of the other Transaction Agreements by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Warrants and the other Transaction Agreements do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the certificate of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have or result in a Material Adverse Effect.

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                  f. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the shareholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

                  g. FILINGS. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. Since March 1, 2003, the Company has timely filed all requisite forms, reports and exhibits thereto required to be filed by the Company with the SEC.

                  h. ABSENCE OF CERTAIN CHANGES. Since the Last Audited Date, there has been no material adverse change and no Material Adverse Effect, except as disclosed in the Company's SEC Documents. Since the Last Audited Date, except as provided in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to shareholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts owed to the Company by any third party or claims of the Company against any third party, except in the ordinary course of business consistent with past practices; (v) waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any increases in employee compensation, except in the ordinary course of business consistent with past practices; or
(vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

                  i. FULL DISCLOSURE. To the best of the Company's knowledge, there is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Buyer that would reasonably be expected to have or result in a Material Adverse Effect.

                  j. ABSENCE OF LITIGATION. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any governmental authority or nongovernmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements. The Company is not aware of any valid basis for any such claim that (either individually or in the aggregate with all other such events and circumstances) could reasonably be expected to have a Material Adverse Effect. There are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expect to have a Material Adverse Effect.

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                  K. ABSENCE OF EVENTS OF DEFAULT. Except as set forth in
Section 3(e) hereof, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company or its subsidiary is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a Material Adverse Effect.

                  L. ABSENCE OF CERTAIN COMPANY CONTROL PERSON ACTIONS OR EVENTS. To the Company's knowledge, none of the following has occurred during the past five (5) years with respect to a Company Control Person:

                  (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Company Control Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

                  (2) Such Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

                  (3) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

                           (i) acting, as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission ("CFTC") or engaging in or continuing any conduct or practice in connection with such activity;

                           (ii) engaging in any type of business practice; or

                           (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;


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         (4) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such Company Control Person to engage in any activity described in paragraph (3) of this item, or to be associated with Persons engaged in any such activity; or

         (5) Such Company Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

                  m. NO UNDISCLOSED LIABILITIES OR EVENTS. To the best of the Company's knowledge, the Company has no liabilities or obligations other than those disclosed in the Transaction Agreements or the Company's SEC Documents or those incurred in the ordinary course of the Company's business since the Last Audited Date, or which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstances has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the articles or certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

                  n. NO INTEGRATED OFFERING. Neither the Company nor any of its Affiliates nor any Person acting on its or their behalf has, directly or indirectly, at any time since September 1, 2003, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

                  o. DILUTION. The number of shares issuable on the Closing Date and upon exercise of the Warrants may have a dilutive effect on the ownership interests of the other shareholders (and Persons having the right to become shareholders) of the Company. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have such a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Warrant Shares upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company, and the Company will honor such obligations, including honoring every Notice of Exercise (as contemplated by the Warrants), unless the Company is subject to an injunction (which injunction was not sought by the Company) prohibiting the Company from doing so.

                  p. FEES TO BROKERS, FINDERS AND OTHERS. Except for payment of the Finder's Compensation (as defined below) to the Finder, payment of which is the sole responsibility of the Company, the Company has taken no action which would give rise to any claim by any Person for brokerage commission, finder's fees or similar payments by Buyer relating to this Agreement or the transactions contemplated hereby. Buyer shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each of Buyer, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred. The term "Finder's Compensation" means, in connection with the consummation of the transactions contemplated by this Agreement, the consideration contemplated by the Joint Escrow Instructions.

                  q. CONFIRMATION. The Company confirms that all statements of the Company contained herein shall survive acceptance of this Agreement by the Buyer. The Company agrees that, if any events occur or circumstances exist prior to the Closing Date or the release of the Purchase Price to the Company which would make any of the Company's representations, warranties, agreements or other information set forth herein materially untrue or materially inaccurate as of such date, the Company shall immediately notify the Buyer and the Escrow Agent in writing prior to such date of such fact, specifying which representation, warranty or covenant is affected and the reasons therefor.

                  4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

                  a. TRANSFER RESTRICTIONS. The Buyer acknowledges that (1) the Purchased Securities have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement or otherwise included in an effective registration statement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other Person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

                  b. RESTRICTIVE LEGEND. The Buyer acknowledges and agrees that, until such time as the relevant Shares have been registered under the 1933 Act, as contemplated by the Registration Rights Agreement, and sold in accordance with an effective Registration Statement or otherwise in accordance with another effective registration statement, the certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                  c. FILINGS. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities to the Buyer under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

                  d. REPORTING STATUS. So long as the Buyer owns any of the Securities, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, shall take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144(c)(2) of the 1933 Act, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to maintain the continued listing and quotation and trading of its Common Stock (including, without limitation, all Registrable Securities) on the Principal Trading Market or a listing on the NASDAQ/Small Cap or National Markets and, to the extent applicable to it, will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the Principal Trading Market and/or the National Association of Securities Dealers, Inc., as the case may be, applicable to it at least through the date which is sixty (60) days after the date on which all of the Warrants have been exercised or have expired.

                  e. USE OF PROCEEDS. The Company will use the proceeds received hereunder (excluding amounts paid by the Company for Finder's Compensation in connection with the sale of the Securities or legal and escrow fees contemplated by the Joint Escrow Instructions) for general corporate purposes.

                  f. WARRANTS. The Company agrees to issue to the Buyer on the Closing Date transferable warrants (the "Warrants"), for the purchase of one (1) share of Common Stock for each Purchased Share. The exercise price of the Warrants (the "Exercise Price") will be equal to $1.25, subject to adjustment as provided in the Warrant. The Warrants will expire on the last day of the calendar month in which the third annual anniversary of the relevant Closing Date occurs. Each of the Warrants shall be in the form annexed hereto as ANNEX
I. The Warrant Shares shall be subject to the provisions of the Registration Rights Agreement.

                  g. CERTAIN AGREEMENTS.

                  (i) (A) The Company covenants and agrees that, except for the sale of Purchased Securities to the Other Buyers and subject to the other provisions of this Section 4(g) and Section 4(h), during the period (the "Pre-Effective Date Period") from the Closing Date and continuing through and including the Effective Date, it will not, without the prior written consent of a Majority in Interest of the Holders in each instance, enter into any subsequent or further offer or sale of New Common Stock in a New Transaction.

                           (B) In the event there is a New Transaction during
the Pre-Effective Date Period which breaches the provisions of the preceding subparagraph (i)(A) of this Section 4(g),

         (1) the Per Share Purchase Price shall be adjusted to an amount (the "Adjusted Per Share Purchase Price") equal to the lower of (x) $0.40 per share (subject to adjustment in the same manner as the Exercise Price of the Warrant is adjusted)(1) or (y) the lower of (I) the lowest fixed purchase price of any shares of the New Common Stock contemplated in the New Transaction or (II) the lowest conversion price which would be applicable under the terms of the New Transaction;

         (2) the Company will issue to the Holder additional shares of Common Stock ("Additional Shares") equal to the excess, if any, of (x) (I) the Purchase Price divided by (II) the Adjusted Per Share Purchase Price, over (y) the number of Purchased Shares and Additional Shares previously issued, if any;

         (3) the number of Warrants issued shall be adjusted to equal the number of shares equal to (x) (I) the higher of one hundred percent (100%) or
         (II) the Alternative Warrant Percentage (as defined below), of (y) the Purchase Price divided by the Adjusted Per Share Purchase Price;

         (4) if the exercise price of the warrants, option or similar instrument (howsoever denominated; collectively, "New Transaction Warrants") included in the New Transaction (the "New Transaction Exercise Price") is lower than the then effective Exercise Price on the Warrants, the Exercise Price of the Warrants shall be adjusted to equal the New Transaction Exercise Price; and




------------------
(1) The Buyer has given the Company certain limited consents to certain New Transactions as to which the provisions of this clause (x) would not apply. Such limited consents are set forth in Annex VII attached hereto.

         (5) if the provisions of the New Transaction Warrant are more beneficial to the holder of such instrument than the corresponding terms of the Warrant,(2) or if the terms which are beneficial to the Company in the Warrant are not included in the corresponding instrument in the New Transaction, then, unless waived by the Holder, the Warrant terms shall be modified to reflect similar terms (based on the original issue date of the Warrants).

                  (ii) (A) The Company covenants and agrees that, except for the sale of Purchased Securities to the Other Buyers and subject to the other provisions of this Section 4(g) and Section 4(h), during the period (the "New Transaction Period") from the Effective Date and continuing through and including the Final Lock-up Date (as defined below), it will not, without the prior written consent of a Majority in Interest of the Holders in each instance, enter into a New Transaction where either the lowest fixed purchase price of any shares of the New Common Stock contemplated in the New Transaction is below the Threshold Price (as defined below) or the lowest conversion price which would be applicable under the terms of the New Transaction is below the Threshold Price. The term "Threshold Price" means $0.60 per share (subject to adjustment in the same manner as the Exercise Price of the Warrant is adjusted). The term "Final Lock-up Date" means the date which is one hundred eighty (180) days after the Effective Date, but not counting for such purposes the days, if any, during which sale of Registrable Securities was suspended after the Effective Date.(3)

                           (B) In the event there is a New Transaction during
the New Transaction Period which breaches the provisions of the preceding subparagraph (ii)(A) of this Section 4(g),

         (1) the Per Share Purchase Price shall be adjusted to an amount (the "Post Effective Date Adjusted Per Share Purchase Price") equal to the lower of (x) the lowest fixed purchase price of any shares of the New Common Stock contemplated in the New Transaction or (y) the lowest conversion price which would be applicable under the terms of the New Transaction;

         (2) the Company will issue to the Holder additional shares of Common Stock ("Additional Shares") equal to the excess, if any, of (x) (I) the Purchase Price divided by (II) the Post Effective Date Adjusted Per Share Purchase Price, over (y) the number of Purchased Shares and Additional Shares previously issued, if any;


-----------------

(2) Without limiting the foregoing, by way of example: the expiration date of the instrument in the New Transaction is more than three years from its original issue date.

(3) By way of illustration: If the sale of Registrable Securities was suspended for ten (10) days in the interim, the applicable Final Lock-up Date will be one hundred ninety (190) days after the Effective Date. If on the 188th day after the Effective Date, the sale of Registrable Securities was suspended again for five (5) days, the Final Lock-up Date will be one hundred ninety-five (195) days after the Effective Date.

         (3) the number of Warrants issued shall be adjusted to equal the number of shares equal to (x) (I) the higher of one hundred percent (100%) or
         (II) the Alternative Warrant Percentage (as defined below), of (y) the Purchase Price divided by the Post Effective Date Adjusted Per Share Purchase Price;

         (4) if the exercise price of the warrants, option or similar instrument (howsoever denominated; a "New Transaction Warrant") included in the New Transaction (the "New Transaction Exercise Price") is lower than the then effective Exercise Price on the Warrants, the Exercise Price of the Warrants shall be adjusted to equal the New Transaction Exercise Price; and

         (5) if the provisions of the New Transaction Warrant are more beneficial to the holder of such instrument than the corresponding terms of the Warrant,(4) or if the terms which are beneficial to the Company in the Warrant are not included in the corresponding instrument in the New Transaction, then, unless waived by the Holder, the Warrant terms shall be modified to reflect similar terms (based on the original issue date of the Warrants).

                  (iii) The term "Alternative Warrant Percentage" means (x) the number of shares which are eligible to be purchased under the New Transaction Warrants, divided by (y) the aggregate of the shares of New Common Stock issued or issuable in such transaction (excluding the shares issuable on exercise of the New Transaction Warrants).

                  (iv) The foregoing provisions of Section 4(g) do not apply to the issuance of New Common Stock in connection with a Person's exercise of conversion or other rights it may have under documents executed and transactions consummated prior to the date of this Agreement.

                  (v) Nothing in the foregoing provisions reflects either an obligation on the part of any Buyer to participate in any New Transaction or a limitation on any Buyer from participating in any New Transaction.

                  (vi) Any of the foregoing provisions of this Section 4(g) or any other provision of this Agreement (including but not limited to Section 4(h) hereof) or any of the other Transaction Agreements to the contrary notwithstanding, the Company shall not engage in any offers, sales or other transactions of its securities which would adversely affect the exemption from registration available for the transactions contemplated by the Transaction Agreements.

                  h. RIGHT OF FIRST REFUSAL.

                  (i) The following provisions apply to a New Transaction (other than a Specified Transaction, as defined below) made during the period

----------------

(4) Without limiting the foregoing, by way of example: the expiration date of the instrument in the New Transaction is more than three years from its original issue date.

commencing on the date hereof and continuing through the end of the New Transaction Period (the "Right of First Refusal Period"). These provisions are in addition to, and not in lieu of, the provisions of Section 4(g).

                  (ii) Before offering or consummating any such New Transaction with a New Investor during the Right of First Refusal Period, the Company shall give written notice (a "New Transaction Notice") to the Buyer and each Other Buyer summarizing all of the terms of such offer (a "New Transaction Offer"). The Buyer shall have the right (the "Right of First Refusal"), exercisable by written notice (a "Right of First Refusal Exercise Notice") given to the Company, by fax, mail, or other delivery, by the close of business on the tenth business day after the Buyer's receipt of the New Transaction Notice (the "Right of First Refusal Expiration Date"), to participate in all or any part of the New Transaction Offer on the terms so specified.

                  (iii) If there is more than one Buyer, the Buyer's right to participate shall initially be limited to the Buyer's Allocable Share, such that if there is more than one Buyer signatory to this Agreement, the provisions of this paragraph (g) shall apply pro rata among them (based on their relative Buyer's Allocable Shares), except that, to the extent any such Buyer does not exercise its Right of First Refusal in full (a "Declining Buyer"), the remaining Buyer or Buyers who or which have exercised their own Right of First Refusal in full, shall have the right (pro rata among them based on their relative Buyer's Allocable Shares, if more than one) to exercise all or a portion of such Declining Buyer's unexercised Right of Refusal. To exercise this right, the Buyer should indicate in the Right of First Refusal Notice the additional dollar amount (over the Buyer's Allocable Share) which the Buyer is willing to participate in the New Transaction.

                  (iv) In order for the Buyer's exercise of the Right of First Refusal to be effective, the Buyer and the Other Buyers who exercise their Rights of First Refusal shall have, in the aggregate, agreed to take up the entire New Transaction.

                  (v) If, and only if, the Buyer and the Other Buyers in the aggregate do not exercise the Right of First Refusal in full, the Company may consummate the New Transaction with any New Investor on the terms specified in the New Transaction Offer within thirty (30) days of the Right of First Refusal Expiration Date (such thirtieth day, the "New Transaction Expiration Date"), even if the New Transaction Expiration Date is after the expiration of the Right of First Refusal Period.

                  (vi) If the terms of the New Transaction to be consummated with such New Investor differ from the terms specified in the New Transaction Offer so that the terms are more beneficial in any respect to the New Investor, the Company shall give the Buyer a New Transaction Offer relating to the terms of the New Transaction, as so changed, and the Buyer's Right of First Refusal and the preceding terms of this paragraph (g) shall apply with respect to such changed terms.

                  (vii) The term "Specified Transaction" means a New Transaction meeting any one or more of the following conditions: (1) the issuance of Common Stock or securities exercisable for or convertible into Common Stock in connection with a merger, acquisition or other business combination or a strategic partnering or joint venture transaction or the exercise or conversion of such securities; (2) the issuance of Common Stock or securities exercisable for or convertible into Common Stock in connection with the settlement of claims which are the subject of law suits, arbitrations and similar proceedings or the conversion or exercise of such securities, or (3) the issuance of warrants to equipment lessors in connection with capital lease transactions or the exercise of such warrants.

                  i. AVAILABLE SHARES. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, a number of shares (the "Minimum Available Shares") at least equal to one hundred ten percent (110%) of the number of shares issuable upon exercise of all outstanding Warrants held by all Holders (in each case, whether such Warrants were originally issued to the Holder, the Buyer or to any other party). For the purposes of such calculations, the Company should assume that all Warrants were then issued and exercisable, in each case without regard to any restrictions which might limit any Holder's right to exercise any of the Warrants held by any Holder.

                  j. PUBLICITY, FILINGS, RELEASES, ETC. Each of the parties agrees that it will not disseminate any information relating to the Transaction Agreements or the transactions contemplated thereby, including issuing any press releases, holding any press conferences or other forums, or filing any reports (collectively, "Publicity"), without giving the other party reasonable advance notice and an opportunity to comment on the contents thereof. Neither party will include in any such Publicity any statement or statements or other material to which the other party reasonably objects. In furtherance of the foregoing, the Company will provide to the Buyer drafts of the applicable text of any filing intended to be made with the SEC which refers to the Transaction Agreements or the transactions contemplated thereby as soon as practicable (but at least two
(2) business days before such filing will be made) and will not include in such filing any statement or statements or other material to which the other party reasonably objects. Notwithstanding the foregoing, each of the parties hereby consents to the inclusion of the text of the Transaction Agreements in filings made with the SEC (but any descriptive text accompanying or part of such filing shall be subject to the other provisions of this paragraph).

                  5. TRANSFER AGENT INSTRUCTIONS.

                  a. The Company warrants that, except as required by law, with respect to the Securities, other than the stop transfer instructions to give effect to Section 4(a) hereof, it will give the Transfer Agent no instructions inconsistent with instructions to issue Common Stock representing the Purchased Shares and from time to time upon exercise of the Warrants in such amounts as specified from time to time by the Company to the Transfer Agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Holder in connection therewith. Except as so provided, the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Agreements. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the

Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Purchased Shares or of the Warrant Shares, promptly instruct the Transfer Agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

                  b. Subject to the provisions of this Agreement, the Company will permit the Buyer to exercise its right to exercise the Warrants in the manner contemplated by the Warrants.

                  c. In lieu of delivering physical certificates representing the Common Stock issuable upon exercise of a Warrant or at the request of the Holder with respect to the Purchased Shares or Warrant Shares previously issued, provided the Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Holder and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Holder thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause the Transfer Agent to electronically transmit to the Holder the Common Stock issuable upon exercise of the Warrant or in replacement of Purchased Shares or Warrant Shares previously issued by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

                  d. The Company shall assume any fees or charges of the Transfer Agent or Company counsel regarding (i) the removal of a legend or stop transfer instructions with respect to Registrable Securities, and (ii) the issuance of certificates or DTC registration to or in the name of the Holder or the Holder's designee or to a transferee as contemplated by an effective Registration Statement.

                  e. The Company will authorize the Transfer Agent to give information relating to the Company directly to the Buyer or the Buyer's representatives upon the request of the Buyer or any such representative, to the extent such information relates to (i) the status of shares of Common Stock issued or claimed to be issued to the Buyer in connection with a Notice of Exercise, or (ii) the number of outstanding shares of Common Stock of all shareholders as of a current or other specified date. At the request of the Buyer, the Company will provide the Buyer with a copy of the authorization so given to the Transfer Agent.

                  6. CLOSING DATE.

                  a. The Closing Date shall occur on the date which is the first Trading Day after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

                  b. The closing of the purchase and issuance of Purchased Securities shall occur on the Closing Date at the offices of the Escrow Agent and shall take place no later than 3:00 P.M., New York time, on such day or such other time as is mutually agreed upon by the Company and the Buyer.

                  c. Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Funds to the Company and to others and to release the other Escrow Property on the relevant Closing Date upon satisfaction of the conditions set forth in Sections 7 and 8 hereof and as provided in the Joint Escrow Instructions.

                  7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  The Buyer understands that the Company's obligation to sell the Purchased Securities to the Buyer pursuant to this Agreement on the Closing Date is conditioned upon:

                  a. The execution and delivery of this Agreement by the Buyer on or before the Closing Date;

                  b. Delivery by the Buyer to the Escrow Agent by the Closing Date of good funds as payment in full of an amount equal to the Purchase Price in accordance with this Agreement;

                  c. The accuracy on such Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date; and

                  d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

                  8. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

                  The Company understands that the Buyer's obligation to purchase the Purchased Securities on the Closing Date is conditioned upon:

                  a. The execution and delivery of this Agreement and the other Transaction Agreements by the Company on or before the Closing Date;

                  b. Delivery by the Company to the Escrow Agent of the relevant Certificates in accordance with this Agreement;

                  c. On such Closing Date, each of the Transaction Agreements executed by the Company on or before such date shall be in full force and effect and the Company shall not be in default thereunder;

                  d. The accuracy in all material respects on such Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

                  e. On such Closing Date, the Buyer shall have received an opinion of counsel for the Company, dated such Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, substantially to the effect set forth in ANNEX III attached hereto;

                  f. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained; and

                  g. From and after the date hereof to and including the Closing Date, each of the following conditions will remain in effect: (i) the trading of the Common Stock shall not have been suspended by the SEC or on the Principal Trading Market; (ii) trading in securities generally on the Principal Trading Market shall not have been suspended or limited; (iii), no minimum prices shall been established for securities traded on the Principal Trading Market; and (iv) there shall not have been any material adverse change in any financial market that, in the reasonable judgment of the Buyer, makes it impracticable or inadvisable to purchase the Securities.

                  9. INDEMNIFICATION AND REIMBURSEMENT.

                  a. (i) The Company agrees to indemnify and hold harmless the Buyer and its officers, directors, employees, and agents, and each Buyer Control Person from and against any losses, claims, damages, liabilities or expenses incurred (collectively, "Damages"), joint or several, and any action in respect thereof to which the Buyer, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such Buyer Control Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily from Buyer's failure to perform any covenant or agreement contained in this Agreement or the Buyer's or its officer's, director's, employee's, agent's or Buyer Control Person's gross negligence, recklessness or bad faith in performing its obligations under this Agreement or failure to deliver a prospectus, if required.

                           (ii) The Company hereby agrees that, if the Buyer,
other than by reason of its gross negligence or willful misconduct (in each case, as determined by a non-appealable judgment to such effect), (x) becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements, or if the Buyer is impleaded in any such action, proceeding or investigation by any Person, or (y) becomes involved in any capacity in any action, proceeding or investigation brought by the SEC, any self-regulatory organization or other body having jurisdiction, against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements, or (z) is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company shall indemnify, defend and hold harmless the Buyer from and against and in respect of all losses, claims, liabilities, damages or expenses resulting from, imposed upon or incurred by the Buyer, directly or indirectly, and reimburse such Buyer for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. The indemnification and reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Buyer who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and Buyer Control Persons (if any), as the case may be, of the Buyer and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Buyer, any such Affiliate and any such Person.

                  b. All claims for indemnification by any Indemnified Party (as defined below) under this Section shall be asserted and resolved as follows:

                           (i) In the event any claim or demand in respect of
which any Person claiming indemnification under any provision of this Section (an "Indemnified Party") might seek indemnity under paragraph (a) of this
Section is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or an Affiliate thereof (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of this Section against any Person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under this Section and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim. The following provisions shall also apply.

         (x) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this paragraph (b) of this Section, then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying

         Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to paragraph (a) of this Section). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this subparagraph (x), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this subparagraph (x), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under paragraph (a) of this Section with respect to such Third Party Claim.

         (y) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to paragraph (b) of this Section, or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this subparagraph (y), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in subparagraph(z) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this subparagraph (y) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this subparagraph (y), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

         (z) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under paragraph
         (a) of this Section or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under paragraph (a) of this Section and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand, as and when incurred. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty
         (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

                           (ii) In the event any Indemnified Party should have a
claim under paragraph (a) of this Section against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under paragraph (a) of this Section specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under paragraph (a) of this Section and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

                  c. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to.

                  10. JURY TRIAL WAIVER. The Company and the Buyer hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with the Transaction Agreements.

                  11. GOVERNING LAW: MISCELLANEOUS.

                  a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of New York or the state courts of the State of New York sitting in the County of New York in connection with any dispute arising under this Agreement or any of the other Transaction Agreements and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements.

                  b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  c. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  d. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                  e. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

                  f. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

                  g. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  h. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  i. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

                  j. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

                  12. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

         (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

         (b) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

         (c) the third business day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

COMPANY:       At the address set forth at the head of this Agreement.
               Attn: President
               Telephone No.: (203) 894-9700
               Telecopier No.: (203) 286-1608 Attn: CFO

               with a copy to:

               Foley Hoag LLP
               155 Seaport Blvd.
               Boston, MA 02210
               Attn: David Broadwin, Esq.
               Telephone No.: (617) 832-1000
               Telecopier No.: (617)  832-7000

BUYER:         At the address set forth on the signature page of this Agreement.

               with a copy to:

                           Krieger & Prager LLP, Esqs. 39 Broadway
                           Suite 1440
                           New York, NY 10006
                           Attn: Ronald J. Nussbaum, Esq.
                           Telephone No.: (212) 363-2900
                           Telecopier No. (212) 363-2999

ESCROW AGENT:              Krieger & Prager LLP, Esqs.
                           39 Broadway
                           Suite 1440
                           New York, NY 10006
                           Attn: Samuel Krieger, Esq.
                           Telephone No.: (212) 363-2900
                           Telecopier No. (212) 363-2999

                  13. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Buyer's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the payment of the Purchase Price, and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer (if an entity, by one of its officers thereunto duly authorized) as of the date set forth below.

PURCHASED SHARES                                       _______________________



PURCHASE PRICE:                                        $______________________



                              SIGNATURES FOR BUYERS


                  IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf as of the date first above written.



________________________________            ___________________________________
Address                                     Printed Name of Buyer


________________________________
                                            By:_________________________________
Telecopier No.__________________            (Signature of Authorized Person)

                                            ____________________________________
                                            Printed Name and Title
________________________________
Jurisdiction of Incorporation
or Organization

As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf. MARKLAND TECHNOLOGIES, INC.

By:               ________________________

Title:            Robert Tarini, President

ANNEX I                  FORM OF WARRANT

ANNEX II                 JOINT ESCROW INSTRUCTIONS

ANNEX III                OPINION OF COUNSEL

ANNEX IV                 REGISTRATION RIGHTS AGREEMENT

ANNEX V                  COMPANY DISCLOSURE

ANNEX VI                 COMPANY'S SEC DOCUMENTS AVAILABLE ON EDGAR

ANNEX VII                LIMITED CONSENTS OF BUYERS TO CERTAIN NEW TRANSACTIONS